EXHIBIT 10.5


                          FIRST AMENDED REVOLVING NOTE


$2,000,000.00                                                  October 15, 1998
                                                         Bloomington, Minnesota

FOR VALUE RECEIVED, the undersigned, DIGITAL BIOMETRICS, INC. promises to pay to the order of SPECTRUM COMMERCIAL SERVICES, a division of Lyon Financial Services, Inc., (the "Lender") at its office in Bloomington, Minnesota, or at such other place as any present or future holder of this Note may designate from time to time, the principal sum of (i) Two Million and 00/100 Dollars ($2,000,000.00), or (ii) the aggregate unpaid principal amount of all advances and/or extensions of credit made by the Lender to the undersigned pursuant to this Note as shown in the records of any present or future holder of this Note, whichever is less, plus interest thereon from the date of each advance in whole or in part included in such amount until this Note is fully paid. Interest shall be computed on the basis of the actual number of days elapsed and a 360-day year, at an annual rate equal to 4% per annum in excess of the Prime Rate of Norwest Bank Minnesota, NA, and that shall change when and as said Prime Rate shall change (the "Initial Rate"); provided, however, that (i) in no event shall the interest rate in effect hereunder at any time be less than 10% per annum; and (ii) interest payable hereunder with respect to each calendar month shall not be less than $5,200.00 regardless of the amount of loans, advances or other credit extensions that actually may have been outstanding during the month. Interest is due and payable on the first day of each calendar month and at maturity. The term "Prime Rate" means the rate established by Norwest Bank in its sole discretion from time to time as its Prime or Base Rate, and the undersigned acknowledges that Norwest Bank and/or Lender may lend to its customers at rates that are at, above or below the Prime Rate. Notwithstanding the foregoing, after an Event of Default, this Note shall bear interest until fully paid at five percent (5%) per annum in excess of the rate otherwise then in effect, which rate shall continue to vary based on further changes in the Prime Rate; provided, however, that after an Event of Default, (i) in no event shall the interest rate in effect hereunder at any time be less than 15% per annum; and (ii) interest payable hereunder with respect to each calendar month shall not be less than $6,250 regardless of the amount of loans, advances or other credit extensions that actually may have been outstanding during the month. The undersigned also shall pay the holder of this Note a late fee equal to 10% of any payment under this Note that is more than 10 days past due.

In the event the undersigned earns "Net Income" (as defined in the General Credit and Security Agreement dated September 29, 1998 ("Agreement") for the nine months ending June 30, 1999 (or earlier) of at least Six Hundred Thousand Dollars ($600,000.00), and provided no Event of Default exists or has occurred, then pursuant to the Agreement the Initial Rate may be reduced to three and one-quarter percent (3 1/4%) in excess of the Prime Rate (the "Adjusted Rate"). Provided that Borrower obtains the Adjusted Rate reduction described above, then in the further event Borrower earns Net Income for the fiscal year ending September 30, 1999 (or earlier) of at least One Million Dollars ($1,000,000.00), and provided no Event of Default exists or has occurred, then pursuant to the Agreement the Adjusted Rate may be reduced to two and one-half percent (2 1/2%) in excess of the Prime Rate (the "Re-adjusted Rate") (the Initial Rate, the Adjusted Rate and the Re-adjusted Rate are sometimes collectively referred to as the "Interest Rate").

All interest, principal, and any other amounts owing hereunder are due on September 29, 2000 or earlier UPON DEMAND by Lender or any holder hereof, and Lender specifically reserves the absolute right to demand payment of all such amounts at any time, with or without advance notice, for any



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reason or no reason whatsoever. Lender's right to make such demand is not exclusive and Lender may coincidentally or separately from such demand make further demand for payment pursuant to the terms hereof (including but not limited to upon the occurrence of an Event of Default), and further, amounts may become due hereunder without a demand by Lender.

All or any part of the unpaid balance of this Note may be prepaid upon sixty days prior written notice, provided, however, that if this Note is fully pre-paid prior to September 29, 2000, then there shall be a prepayment charge equal to the product arrived at by multiplying $5,200.00 times the number of calendar months (whole and fractional) from the date of complete prepayment to and including September 29, 2000; provided further, however, that if all amounts owing under this Note are paid completely from funds borrowed from Riverside Bank (and not from any other source of funds), then no prepayment charge shall be due. At the option of the then holder of this Note, any payment under this Note may be applied first to the payment of other charges, fees and expenses under this Note and any other agreement or writing in connection with this Note, second to the payment of interest accrued through the date of payment, and third to the payment of principal. Amounts may be advanced and readvanced under this Note at the Lender's sole and absolute discretion, provided the principal balance outstanding shall not exceed the amount first above written. Neither the Lender nor any other person has any obligation to make any advance or readvance under this Note.

The occurrence of any of the following events shall constitute an Event of Default under this Note: (i) any default in the payment of this Note; or (ii) any other default under the terms of any now existing or hereafter arising debt, obligation or liability of any maker, endorser, guarantor or surety of this Note or any other person providing security for this Note or for any guaranty of this Note, including, but not limited to, that certain General Credit and Security Agreement dated September 29, 1998. Upon the occurrence of any Event of Default, all amounts outstanding under this Note (including unpaid principal, interest and other charges due or accruing hereunder) shall be and become immediately due and payable without any declaration, notice, presentment, protest, demand or dishonor of any kind (all of which are hereby waived by Borrower) and Borrower's ability to obtain any additional credit extensions or advances under this Note shall be immediately and automatically terminated. Upon the occurrence of an Event of Default and at any time thereafter while an Event of Default is continuing, the then holder of this Note may, at its option, declare this Note to be immediately due and payable and thereupon this Note shall become due and payable for the entire unpaid principal balance of this Note plus accrued interest and other charges on this Note without any presentment, demand, protest or other notice of any kind.

         The undersigned: (i) waives demand, presentment, protest, notice of protest, notice of dishonor and notice of nonpayment of this Note; (ii) agrees to promptly provide all present and future holders of this Note from time to time with financial statements of the undersigned and such other information respecting the financial condition, business and property of the undersigned as any such holder of this Note may reasonably request, in form and substance acceptable to such holder of this Note; (iii) agrees that when or at any time after this Note becomes due the then holder of this note may offset or charge the full amount owing on this note against any account then maintained by the undersigned with such holder of this Note without notice; (iv) agrees to pay on demand all fees, costs and expenses of all present and future holders of this
Note in connection with this Note and any security and guaranties for this Note, including but not limited to audit fees and expenses and reasonable attorneys' fees and legal expenses, plus interest on such amounts at the rate set forth in this Note; and (v) consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related in any way to this Note or any security of guaranty for this Note, waives any argument that venue in such forums is not convenient, and agrees that any litigation initiated by the undersigned against the Lender or any other present or future holder of this Note relating in any way to this Note or any security or guaranty for this Note shall be venued (at the sole option of Lender or the


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holder hereof) in either the District Court of Dakota or Hennepin County,
Minnesota, or the United States District Court, District of Minnesota. Interest on any amount under this Note shall continue to accrue, at the option of any present or future holder of this Note, until such holder receives final payment of such amount in collected funds in form and substance acceptable to such holder. The maker agrees that, if it brings any action or proceeding arising out of or relating to this Agreement, it shall bring such action or proceeding in the District Court of Hennepin County, Minnesota.

In the event a court of competent jurisdiction determines that any of the figures called the Rate of Interest violates any usury laws or any other law, then, such Rate of Interest or other provision shall be accordingly and retroactively adjusted or modified to comply with the highest rate allowed under applicable law. Further, if any provision or application of any provision of this Note other than the Rate of Interest (including but not limited to any provision relating to the calculation of interest) is held unlawful or unenforceable in any respect (including but not limited to any usury or similar law), such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Note shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. The undersigned waives notice of acceptance hereof.

No waiver of any right or remedy under this Note shall be valid unless in writing executed by the holder of this Note, and any such waiver shall be effective only in the specific instance and for the specific purpose given. All rights and remedies of all present and future holders of this Note shall be cumulative and may be exercised singly, concurrently or successively. The undersigned, if more than one, shall be jointly and severally liable under this Note, and the term "undersigned," wherever used in this Note, shall mean the undersigned or any one or more of them. This Note shall bind the undersigned and the successors and assigns of the undersigned. This Note shall be governed by and construed in accordance with the laws of the State of Minnesota.

THE UNDERSIGNED REPRESENTS, CERTIFIES, WARRANTS AND AGREES THAT THE UNDERSIGNED HAS READ ALL OF THIS NOTE AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS NOTE. THE UNDERSIGNED ALSO AGREES THAT COMPLIANCE BY ANY PRESENT OR FUTURE HOLDER OF THIS NOTE WITH THE EXPRESS PROVISIONS OF THIS NOTE SHALL CONSTITUTE GOOD FAITH AND SHALL BE CONSIDERED REASONABLE FOR ALL PURPOSES.

This Note amends and restates, but does not repay, that certain Revolving Note dated as of September 29, 1998 (at it may have subsequently been amended and/or restated) made by the undersigned payable to the order of Lender in the original principal amount of $2,000,000.00.

                        DIGITAL BIOMETRICS, INC.


                        By  /s/ John J. Metil
                            ---------------------------------------------------
                            John J. Metil
                            Chief Financial Officer and Chief Operating Officer



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